Exhibit 99.2

EXECUTIVE EMPLOYMENT AGREEMENT

     THIS EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”), made as of the 4th day of June, 2004, is entered into by ShreveNet, Inc., a Delaware corporation (the “Company”) and wholly-owned subsidiary of DFW Internet Services, Inc., a Delaware corporation (“DFW”) with its principal business address at 333 Texas Street, Suite 175, Shreveport, LA 71101, and Allen Marsalis, an individual residing at_____________ (the “Executive”).

     The Company desires to employ the Executive, and the Executive desires to be employed by the Company commencing June 4, 2004 (the “Commencement Date”). In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

     1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby accepts employment with the Company, subject to the terms and conditions herein set forth and subject to the terms of the Employee Proprietary Information, Inventions, and Non-Competition Agreement attached hereto as Exhibit A and incorporated herein (the “Non-Disclosure Agreement”).

     2. Term of Employment. The term of the Executive’s employment hereunder shall commence on the Commencement Date and, unless sooner terminated in accordance with the provisions of Section 5 hereof, end two (2) years after the Commencement Date (such two (2) year term being referred to as the “Initial Term”). Notwithstanding anything to the contrary contained in the preceding sentence, this Agreement shall be automatically renewed for successive one-year terms (each such one-year term a “Renewal Term”), unless sooner terminated in accordance with the provisions of Section 5 hereof, or unless either party gives to the other party written notice of intent not to renew the Agreement at least sixty (60) days prior to the end of the Initial Term or any Renewal Term. For the purposes of this Agreement, the Initial Term and each Renewal Term shall collectively be referred to as the “Employment Period.”

     3. Title and Capacity. The Executive shall serve as President of the Company. The Executive shall be subject to the supervision of, and shall have such authority as is delegated to the Executive by, the Board of Directors of the Company (the “Board”).

     The Executive hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board shall from time to time reasonably assign to the Executive. The Executive agrees to devote the Executive’s entire business time, attention and energies to the business and interests of the Company during the Employment Period. The Executive agrees to abide by all reasonable rules, regulations, instructions, personnel practices and policies of the Company and changes therein which may be adopted from time to time by the Company, once the Company provides written copies of all such rules, regulations, instructions, personnel practices and policies to the Executive.

     4. Compensation and Benefits.

          4.1 Salary. The Company shall pay the Executive an annual salary of $108,000, to be paid in accordance with the Company’s payroll practices. The Executive shall be subject to Annual Salary review by the Board.

          4.2 Bonus. During the Employment Period, the Executive shall be entitled to receive (i) a bonus equal to 40.0% of the amount by which EBITDA exceeds $250,000 during the twelve months ending June 30, 2005, (ii) a bonus equal to 40.0% of the amount by which EBITDA exceeds $300,000 during the twelve months ending June 30, 2006 and (iii) a bonus equal to 33.3% of the amount by which EBITDA exceeds $300,000 during the twelve months ending June 30, 2007. Any such bonus payment are subject to adjustment based on the results of the Company’s fiscal year-end audit. Executive shall be entitled to receive additional cash bonus compensation for assisting DFW, or its affiliates in their respective business activities as requested by the Board based upon criteria to be mutually agreed to by the Executive and the Board.

          4.3 Fringe Benefits. The Executive shall be entitled to participate in all benefit programs that the Company establishes, including health insurance, and makes available to its employees, if any, to the extent that Executive’s position, tenure, salary, age, health and other qualifications make the Executive eligible to participate.

          4.4 Vacation and Leave. The Executive shall be entitled to fifteen (15) calendar days of vacation and five (5) days sick leave per calendar year. Should the Executive not take all vacation allotted to the Executive within the calendar year for which the vacation is awarded, the Executive shall be entitled to accrue five (5) days of such vacation, but only to the extent that in subsequent calendar years the Executive shall receive a maximum of twenty (20) calendar days of vacation per calendar year. The Executive shall be entitled to receive payment in respect of such unused vacation within the fifteen (15) day limit per calendar year should the Executive’s employment with the Company be terminated other than for Cause or by the Executive for Good Reason as set forth in Section 6.3 hereof.

          4.5 Reimbursement of Expenses. The Company shall reimburse the Executive for all reasonable travel, entertainment and other expenses incurred or paid by the Executive in connection with, or related to, the performance of the Executive’s duties, responsibilities or services under this Agreement, upon presentation by the Executive of documentation, expense statements, vouchers, and such other supporting information as the Company may request, or as may be consistent with standard company practices.

          5. Employment Termination. The employment of the Executive by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

          5.1 Expiration of the Employment Period in accordance with Section 2;

          5.2 At the election of the Company, for Cause, immediately upon written notice by the Company to the Executive. For the purposes of this Section 5.2, “Cause” for termination shall be deemed to exist upon the occurrence of one or more of the following events:

(a)	a material breach of fiduciary duty or material breach of the terms of this Agreement or any other agreement between the Executive and the Company (including without limitation any agreements regarding confidentiality, inventions assignment and non-competition), which, in the case of a material breach of the terms of this Agreement or any other agreement, remains uncured for a period of thirty (30) days following receipt of written notice from the Board specifying the nature of such breach;

(b)	the commission by the Executive of any act of embezzlement, fraud, larceny or theft on or from the Company;

(c)	substantial and continuing neglect or inattention by the Executive of the duties of the Executive’s employment or the willful misconduct or gross negligence of the Executive in connection with the performance of such duties which remains uncured for a period of thirty (30) days following receipt of written notice from the Board specifying the nature of such breach;

(d)	the commission by the Executive of any crime involving moral turpitude or a felony; or

(e)	the Executive’s performance or omission of any act which, in the judgment of the Board, if known to the customers, clients, stockholders or any regulators of the Company, would have a material and adverse impact on the business of the Company.

          5.3 Upon the death or the longer of sixty (60) days or the period required by law after the disability of the Executive. As used in this Agreement, the term “disability” shall mean the inability of the Executive, due to a physical or mental disability, to perform the essential functions contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Executive and the Company, provided that if the Executive and the Company do not agree on a physician, the Executive and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties;

          5.4 At the election of the Executive, upon not less than thirty (30) days prior written notice of termination for Good Reason (as defined below). For purposes of this Agreement, “Good Reason” shall mean any of the following:

(a)	a material breach of this Agreement by the Company which material breach shall remain uncured for a period of thirty (30) days following written notice from the Executive;

(b)	a material and substantial reduction of the Executive’s responsibilities that is inconsistent with the Executive’s status as a senior executive of the Company;

(c)	the requirement by the Company that the Executive perform any act or refrain from performing any act that would be in violation of applicable law; or

(d)	termination of the Executive within six (6) months of a “Change in Control” which shall mean (a) the sale of all or substantially all of the assets of the Company, (b) the dissolution or liquidation of the Company, or (c) any merger, share exchange, consolidation or other reorganization or business combination of the Company if immediately after such transaction either (A) persons who were directors of the Company immediately prior to such transaction do not constitute at least a majority of the directors of the surviving entity, or (B) persons who hold over 50% of the voting capital stock of the surviving entity are not persons who held voting capital stock of the Company immediately prior to such transaction.

          5.5 At the election of the Executive, upon not less than sixty (60) days prior written notice of termination other than for Good Reason; or

          5.6 At the election of the Company, otherwise than for Cause as set forth in Section 5.2 above, upon not less than sixty (60) days prior written notice of termination.

          5.7 Anything contained herein to the contrary notwithstanding, in the event the Company’s business is discontinued because continuation is rendered impracticable by substantial financial losses, lack of funding, legal decisions, administrative rulings, declaration of war, dissolution, national or local economic depression or crisis or any reasons beyond the control of the Company, then this Agreement shall terminate as of the day the Company determines to cease operation with the same force and effect as if such day of the month were originally set as the termination date hereof. In the event this Agreement is terminated pursuant to this Section 5.7, the Executive will not be entitled to severance pay.

     6. Effect of Termination.

          6.1 Termination by the Company for Cause or at the Election of the Executive Other than for Good Reason. If the Executive’s employment is terminated for Cause pursuant to Section 5.2, or at the election of the Executive other than for Good Reason pursuant to Section 5.5, or under the terms of Section 5.7, the Company shall pay to the Executive the Annual Salary and benefits otherwise payable to the Executive under Section 4 through the date of such termination.

          6.2 Termination for Death or Disability. If the Executive’s employment is terminated by death or because of disability as determined pursuant to Section 5.3, the Company shall be obligated to pay the Executive or the Executive’s estate, as the case may be, a severance payment in the amount equal to six (6) months of the Executive’s Annual Salary and benefits otherwise payable to the Executive under Section 4.

          6.3 Termination at the Election of the Company Other Than For Cause or the Executive for Good Reason. If the Executive’s employment is terminated pursuant to Section 5.6 at the election of the Company other than for Cause, or pursuant to Section 5.4 by the Executive for Good Reason, the Company shall be obligated to pay the Executive a severance payment in the amount equal to six (6) months of the Executive’s Annual Salary and benefits otherwise payable to the Executive under Section 4, provided that the Executive enter into a release of claims agreement agreeable to the Company and the Executive. Executive shall also be entitled to receive an amount equal to any accrued but unpaid Bonus and any amounts to which Executive would have been entitled to receive, but for the termination described in this Section 6.3, such payments to be made on a pro-rata basis based on the number of days Executive was employed by the Company.

     7. Non-Disparagement. At all times during the Employment Period and for a period of five (5) years thereafter (regardless of how the Executive’s employment was terminated), the Executive shall not, directly or indirectly, make (or cause to be made) to any person any disparaging, derogatory or other negative or false statement about the Company (including its products, services, policies, practices, operations, employees, sales representatives, agents, officers, members, managers, partners or directors).

     8. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon delivery personally, by facsimile with proof of completed transmission or by overnight mail with proof of receipt, or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8.

     9. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

     10. Entire Agreement. This Agreement and the exhibits hereto constitute the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

     11. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Executive.

     12. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.

     13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Executive are personal and shall not be assigned by the Executive.

     14. Arbitration. The parties agree that any controversy, claim, or dispute arising out of or relating to this Agreement, or the breach thereof, or arising out of or relating to the employment of the Executive, or the termination thereof, including any claims under federal, state, or local law, shall be resolved by arbitration in Hurst, Texas, in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. The parties agree that any award rendered by the arbitrator shall be final and binding, and that judgment upon the award may be entered in any court having jurisdiction thereof.

     15. Indemnification. The Company shall indemnify and save harmless the Executive for any liability incurred by reason of any act or omission performed by the Executive while acting in good faith on behalf of the Company and within the scope of the authority of the Executive pursuant to this Agreement and to the fullest extent provided under the Bylaws, the Certificate of Incorporation and the General Corporation Law of the State of Delaware, except that the Executive must have in good faith believed that such action was in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful.

     16. Cooperation with the Company after Termination of Employment. Following termination of Executive’s employment for any reason, Executive shall fully cooperate with the Company in all matters relating to the winding up of the Executive’s pending work on behalf of the Company including, but not limited to, any litigation in which the Company is involved, and the orderly transfer of any such pending work to other employees of the Company as may be designated by the Company. Following any notice of termination of employment by either the Company or the Executive, the Company shall be entitled to such full time or part time services of Executive as the Company may reasonably require during all or any part of the sixty (60)-day period following any notice of termination, provided that Executive shall be compensated for such services at the same rate as in effect immediately before the notice of termination.

     17. Miscellaneous.

          17.1 No delay or omission by either party in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by a party on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

          17.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

          17.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

          17.4 This Agreement is effective as of the date of execution of this Agreement, will survive Executive’s employment with the Company, and does not in any way restrict Executive’s right or the right of the Company to terminate Executive’s employment.

          17.5 Each party certifies and acknowledges that she or it has carefully read all of the provisions of this Agreement and that she or it understands and will fully and faithfully comply with its provisions.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

SHREVENET, INC.

By:	/s/ Jay O. Wright

Name:	Jay O. Wright
Its:	Chief Executive Officer

EXECUTIVE:

/s/ Allen Marsalis

Allen Marsalis

Exhibit A

Employee Proprietary Information, Inventions, and Non-Competition Agreement